SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2003

SILICON IMAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On March 3, 2003, Steve Tirado, President and Chief Operating Officer of the Registrant, entered into a plan with Financial West Group/Correspondent Services Corp. pursuant to which Financial West Group will undertake to sell up to 148,000 shares of the common stock of the Registrant beneficially owned by Mr. Tirado from April 21, 2003 through January 31, 2004, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Mr. Tirado in 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2003		SILICON IMAGE, INC.

	By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer